                                                                EXHIBIT 4.1


                                  SECURITY AGREEMENT


    THIS SECURITY AGREEMENT (this "AGREEMENT") dated as of October 29, 1999 is between GAMBLERS SUPPLY MANAGEMENT COMPANY, a South Dakota corporation (the "COMPANY"), and ISLE OF CAPRI CASINOS, INC. (the "LENDER").

                                 W I T N E S S E T H:

    WHEREAS, the Lender may from time to time make loans, advances or other financial accommodations to the Company;

    WHEREAS, the obligations of the Company to the Lender are to be secured pursuant to this Agreement;

    NOW, THEREFORE, for and in consideration of any loan, advance or other financial accommodation heretofore or hereafter made to the Company by the Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

    1. DEFINITIONS. When used herein, (a) the terms CERTIFICATED SECURITY, CHATTEL PAPER, DEPOSIT ACCOUNT, DOCUMENT, EQUIPMENT, FINANCIAL ASSET, FIXTURE, GOODS, INVENTORY, INSTRUMENT, INVESTMENT PROPERTY, SECURITY, SECURITY ENTITLEMENT and UNCERTIFICATED SECURITY shall have the respective meanings assigned to such terms in the Uniform Commercial Code (as defined below) and (b) the following terms have the following meanings (such definitions to be applicable to both the singular and plural forms of such terms):

    ACCOUNT DEBTOR means the party who is obligated on or under any Account Receivable, Contract Right or General Intangible.

    ACCOUNT RECEIVABLE means any right of the Company to payment for goods sold or leased or for services rendered.

    COLLATERAL means all property and rights of the Company in which a security interest is granted hereunder.

    COMPUTER HARDWARE AND SOFTWARE means all of the Company's rights (including rights as licensee and lessee) with respect to (i) computer and other electronic data processing hardware, including all integrated computer systems, central processing units, memory units, display terminals, printers, computer elements, card readers, tape drives, hard and soft disk drives, cables, electrical supply hardware, generators, power equalizers, accessories, peripheral devices and other related computer hardware; (ii) all software programs designed for use on the computers and electronic data processing hardware described in CLAUSE
(i) above, including all operating system software, utilities and application programs in whatsoever form (source code and object code in magnetic tape, disk or hard copy format or any other listings whatsoever);

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(iii) any firmware associated with any of the foregoing; and (iv) any documentation for hardware, software and firmware described in CLAUSES (i),
(ii) and (iii) above, including flow charts, logic diagrams, manuals, specifications, training materials, charts and pseudo codes.

    CONTRACT RIGHT means any right of the Company to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

    DEFAULT means the occurrence of any Event of Default by the Company under the Credit Agreement dated as of October 29, 1999 by and between the Company and the Lender.

    GENERAL INTANGIBLES means all of the Company's "general intangibles" as defined in Uniform Commercial Code and, in any event, includes (without limitation) all of the Company's trademarks, trade names, patents, copyrights, trade secrets, customer lists, inventions, designs, software programs, mask works, goodwill, registrations, licenses (except gaming licenses issued by the State of Iowa), franchises, tax refund claims, guarantee claims, security interests and rights to indemnification.

    INTELLECTUAL PROPERTY means all past, present and future: trade secrets and other proprietary information; trademarks, service marks, business names, designs, logos, indicia and other source and/or business identifiers, and the goodwill of the business relating thereto and all registrations or applications for registrations which have heretofore been or may hereafter be issued thereon throughout the world; copyrights (including copyrights for computer programs) and copyright registrations or applications for registrations which have heretofore been or may hereafter be issued throughout the world and all tangible property embodying the copyrights; unpatented inventions (whether or not patentable); patent applications and patents; industrial designs, industrial design applications and registered industrial designs; license agreements related to any of the foregoing and income therefrom; books, records, writings, computer tapes or disks, flow diagrams, specification sheets, source codes, object codes and other physical manifestations, embodiments or incorporations of any of the foregoing; the right to sue for all past, present and future infringements of any of the foregoing; and all common law and other rights throughout the world in and to all of the foregoing.

    LIABILITIES means all obligations (monetary or otherwise) of the Company to the Lender, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

    NON-TANGIBLE COLLATERAL means, collectively, the Company's Accounts Receivable, Contract Rights and General Intangibles.

    TRADEMARK - see SECTION 3.

    UNIFORM COMMERCIAL CODE means the Uniform Commercial Code as in effect in the State of New York on the date of this Agreement; provided that, as used in
SECTION 8 hereof, "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.

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    2.   GRANT OF SECURITY INTEREST.  As security for the payment of all
Liabilities, the Company hereby assigns to the Lender, and grants to the Lender a continuing security interest in, the following, whether now or hereafter existing or acquired:

    All of the Company's:

      (i)      Accounts Receivable;

     (ii)      Certificated Securities;

    (iii)      Chattel Paper;

     (iv) Computer Hardware and Software and all rights with respect thereto, including, any and all licenses, options, warranties, service contracts, program services, test rights, maintenance rights, support rights, improvement rights, renewal rights and indemnifications, and any substitutions, replacements, additions or model conversions of any of the foregoing;

      (v)      Contract Rights;

     (vi)      Deposit Accounts;

    (vii)      Documents;

   (viii)      Financial Assets;

     (ix)      General Intangibles;

      (x) Goods (including all of its Equipment, Fixtures and Inventory), and all accessions, additions, attachments, improvements, substitutions and replacements thereto and therefor;

     (xi)      Instruments;

    (xii)      Intellectual Property;

   (xiii)      Investment Property;

    (xiv)      money (of every jurisdiction whatsoever);

     (xv)      Security Entitlements;

    (xvi)      Uncertificated Securities; and

   (xvii) to the extent not included in the foregoing, other personal property of any kind or description;

     together with all books, records, writings, data bases, information and other property relating to, used or useful in connection with, or evidencing, embodying, incorporating or referring to any of the foregoing, and all proceeds, products, offspring, rents, issues, profits and returns of and from any of the foregoing; PROVIDED that to the extent that the provisions of any lease or license of Computer Hardware and Software or Intellectual Property expressly prohibit (which prohibition is enforceable under applicable law) the assignment thereof, and the grant of a security interest therein, the Company's rights in such lease or license shall be excluded from the foregoing assignment and grant for so long as such prohibition continues, IT BEING UNDERSTOOD that upon the reasonable request of the Lender, the Company will in good faith use reasonable efforts to obtain consent for the creation of a security interest in favor of the Lender in the Company's rights under such lease or license.

     3. WARRANTIES. The Company warrants that: (i) no financing statement (other than any which may have been filed on behalf of the Lender or in connection with liens expressly agreed to in writing by the Lender ("PERMITTED LIENS")) covering any of the Collateral is on file in any public office; (ii) the Company is and will be the lawful owner of all Collateral, free of all liens and claims whatsoever, other than the security interest hereunder and Permitted Liens, with full power and authority to execute this Agreement and perform its obligations hereunder, and to subject the Collateral to the security interest hereunder; (iii) all information with respect to Collateral and Account Debtors set forth in any schedule, certificate or other writing at any time heretofore or hereafter furnished by the Company to the Lender is and will be true and correct in all material respects as of the date furnished; (iv) the Company's chief executive office and principal place of business are as set forth on
SCHEDULE I hereto (and the Company has not maintained its chief executive office and principal place of business at any other location at any time after December 31, 1998); (v) each other location where the Company maintains a place of business is set forth on SCHEDULE II hereto; (vi) except as set forth on
SCHEDULE III hereto, the Company is not now known and during the five years preceding the date hereof has not previously been known by any trade name;
(vii) except as set forth on SCHEDULE III hereto, during the five years preceding the date hereof the Company has not been known by any legal name different from the one set forth on the signature pages of this Agreement nor has the Company been the subject of any merger or other corporate reorganization; (viii) SCHEDULE IV hereto contains a complete listing of all of the Company's Intellectual Property which is subject to registration statutes;
(ix) the Company is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation; (x) the execution and delivery of this Agreement and the performance by the Company of its obligations hereunder are within the Company's corporate powers, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or conflict with any provision of law or of the charter or by-laws of the Company or of any material agreement, indenture, instrument or other document, or any material judgment, order or decree, which is binding upon the Company; (xi) this Agreement is a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except that the enforceability of this Agreement may be limited by bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law); and (xii) the Company is in compliance in all material respects with the requirements of all applicable laws (including the provisions of the Fair Labor Standards Act), rules, regulations and orders of every governmental authority, the non-compliance with which would reasonably be expected to result

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in a material adverse effect on the Company's business, condition (financial or otherwise), properties or prospects.

     4. COLLECTIONS, ETC. Until such time during the existence of a Default as the Lender shall notify the Company of the revocation of such power and authority, the Company (a) may, in the ordinary course of its business, at its own expense, sell, lease or furnish under contracts of service any of the Inventory normally held by the Company for such purpose, use and consume, in the ordinary course of its business, any raw materials, work in process or materials normally held by the Company for such purpose, and use, in the ordinary course of its business (but subject to the terms of any agreement with the Lender), the cash proceeds of Collateral and other money which constitutes Collateral, (b) will, at its own expense, endeavor to collect, as and when due, all amounts due under any of the Non-Tangible Collateral, including the taking of such action with respect to such collection as the Lender may reasonably request or, in the absence of such request, as the Company may deem advisable, and (c) may grant, in the ordinary course of business, to any party obligated on any of the Non-Tangible Collateral, any rebate, refund or allowance to which such party may be lawfully entitled, and may accept, in connection therewith, the return of Goods, the sale or lease of which shall have given rise to such Non-Tangible Collateral. The Lender, however, may, at any time that a Default exists, whether before or after any revocation of such power and authority or the maturity of any of the Liabilities, notify any parties obligated on any of the Non-Tangible Collateral to make payment to the Lender of any amounts due or to become due thereunder and enforce collection of any of the Non-Tangible Collateral by suit or otherwise and surrender, release or exchange all or any part thereof, or compromise or extend or renew for any period (whether or not longer than the original period) any indebtedness thereunder or evidenced thereby. Upon the request of the Lender during the existence of a Default, or prior thereto, the Company will, at its own expense, notify any or all parties obligated on any of the Non-Tangible Collateral to make payment to the Lender of any amounts due or to become due thereunder.

     Upon request by the Lender during the existence of a Default, the Company will forthwith, upon receipt, transmit and deliver to the Lender, in the form received, all cash, checks, drafts and other instruments or writings for the payment of money (properly endorsed, where required, so that such items may be collected by the Lender) which may be received by the Company at any time in full or partial payment or otherwise as proceeds of any of the Collateral. Except as the Lender may otherwise consent in writing, any such items which may be so received by the Company will not be commingled with any other of its funds or property, but will be held separate and apart from its own funds or property and upon express trust for the Lender until delivery is made to the Lender. The Company will comply with the terms and conditions of any consent given by the Lender pursuant to the foregoing sentence.

     The Lender (or any designee thereof) is authorized to endorse, in the name of the Company, any item, howsoever received by the Lender, representing any payment on or other proceeds of any of the Collateral.

     5. CERTIFICATES, SCHEDULES AND REPORTS. The Company will from time to time, as the Lender may request, deliver to the Lender such schedules, certificates and reports respecting all or any of the Collateral at the time subject to the security interest hereunder, and the items or amounts received by the Company in full or partial payment of any of the Collateral, as the Lender may reasonably request. Any such schedule, certificate or report shall be executed by a duly authorized officer of the Company and shall be in such form and detail as the Lender may

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specify.  The Company shall immediately notify the Lender of the occurrence of any event causing any loss or depreciation in the value of its Inventory or other Goods which is material to the Company and its subsidiaries taken as a whole, and such notice shall specify the amount of such loss or depreciation.

     6. AGREEMENTS OF THE COMPANY. The Company (a) will, upon request of the Lender, execute such financing statements and other documents (and pay the cost of filing or recording the same in all public offices reasonably deemed appropriate by the Lender) and do such other acts and things (including, delivery to the Lender of any Instruments or Certificated Securities which constitute Collateral), all as the Lender may from time to time reasonably request, to establish and maintain a valid security interest in the Collateral (free of all other liens, claims and rights of third parties whatsoever, other than Permitted Liens) to secure the payment of the Liabilities; (b) will keep all its Inventory at, and will not maintain any place of business at any location other than, its address(es) shown on SCHEDULES I and II hereto or at such other addresses of which the Company shall have given the Lender not less than 10 business days' prior written notice, (c) will keep its records concerning the Non-Tangible Collateral in such a manner as will enable the Lender or its designees to determine at any time the status of the Non-Tangible Collateral; (d) will furnish the Lender such information concerning the Company, the Collateral and the Account Debtors as the Lender may from time to time reasonably request; (e) will permit the Lender and its designees, from time to time, on reasonable notice and at reasonable times and intervals during normal business hours and without interfering with the Company's normal operation of business (or at any time without notice during the existence of a Default) to inspect the Company's Inventory and other Goods, and to inspect, audit and make copies of and extracts from all records and other papers in the Company's possession pertaining to the Collateral and the Account Debtors, and will, upon request of the Lender during the existence of a Default, deliver to the Lender all of such records and papers; (f) will, upon the reasonable request of the Lender, stamp on its records concerning the Collateral, and add on all Chattel Paper constituting a portion of the Collateral, a notation, in form satisfactory to the Lender, of the security interest of the Lender hereunder; (g) except for the sale or lease of Inventory in the ordinary course of its business and sales of Equipment which is no longer useful in its business or which is being replaced by similar Equipment, will not sell, lease, assign or create or permit to exist any Lien on any Collateral other than Permitted Liens; (h) will at all times keep all of its Inventory and other Goods insured under policies maintained with reputable, financially sound insurance companies against loss, damage, theft and other risks to such extent as is customarily maintained by companies similarly situated, and cause all such policies to provide that loss thereunder shall be payable to the Lender as its interest may appear (it being understood that (A) so long as no Default exists, the Lender shall deliver any proceeds of such insurance which may be received by it to the Company and (B) whenever a Default exists, the Lender may apply any proceeds of such insurance which may be received by it toward payment of the Liabilities, whether or not due, in such order of application as the Lender may determine), and such duplicate originals of policies or certificates thereof shall, if the Lender so requests, be deposited with or furnished to the Lender; (i) will take such actions as are reasonably necessary to keep its Inventory in good repair and condition; (j) will take such actions as are reasonably necessary to keep its Equipment in good repair and condition and in good working order, ordinary wear and tear excepted; (k) will promptly pay when due all license fees, registration fees, taxes, assessments and other charges which may be levied upon or assessed against the ownership, operation, possession, maintenance or use of its Equipment and other Goods; (l) will, upon request of the Lender, (i) cause to be noted on the applicable certificate, in the event any of its Equipment is covered by a certificate of title, the security interest of the Lender in the Equipment covered thereby, and (ii) deliver all

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such certificates to the Lender or its designees; (m) will take all steps reasonably necessary to protect, preserve and maintain all of its rights in the Collateral; (n) except as listed on SCHEDULE V, will keep all of the tangible Collateral in the United States; and (o) will reimburse the Lender for all reasonable expenses, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of the Lender), incurred by the Lender in seeking to collect or enforce any rights in respect of the Collateral.

     Any expenses incurred in protecting, preserving or maintaining any Collateral shall be borne by the Company. Whenever a Default shall be existing, the Lender shall have the right to bring suit to enforce any or all of the Intellectual Property or licenses thereunder, in which event the Company shall at the request of the Lender do any and all lawful acts and execute any and all proper documents required by the Lender in aid of such enforcement and the Company shall promptly, upon demand, reimburse and indemnify the Lender for all costs and expenses incurred by the Lender in the exercise of its rights under this SECTION 6. Notwithstanding the foregoing, the Lender shall have no obligation or liability regarding the Collateral or any thereof by reason of, or arising out of, this Agreement, unless arising out of the Lender's gross negligence or willful misconduct.

     7. DEFAULT. Whenever a Default shall be existing, the Lender may exercise from time to time any right or remedy available to it under applicable law. The Company agrees, in case of Default, (i) to assemble, at its expense, all its Inventory and other Goods (other than Fixtures) at a convenient place or places acceptable to the Lender, and (ii) at the Lender's request, to execute all such documents and do all such other things which may be necessary or desirable in order to enable the Lender or its nominee to be registered as owner of the Intellectual Property with any competent registration authority. Any notification of intended disposition of any of the Collateral required by law shall be deemed reasonably and properly given if given at least ten days before such disposition. Any proceeds of any disposition by the Lender of any of the Collateral may be applied by the Lender to payment of reasonable expenses in connection with the Collateral, including reasonable attorney's fees and charges (including time charges of attorneys who are employees of the Lender), and any balance of such proceeds may be applied by the Lender toward the payment of such of the Liabilities, and in such order of application, as the Lender may from time to time elect.

     8.   GENERAL.   The Lender shall be deemed to have exercised reasonable
care in the custody and preservation of any of the Collateral in its possession if it takes such action for that purpose as the Company requests in writing or such action as it ordinarily takes with respect to similar property provided by the Lender, but failure of the Lender to comply with any such request shall not of itself be deemed a failure to exercise reasonable care, and no failure of the Lender to preserve or protect any right with respect to such Collateral against prior parties, or to do any act with respect to the preservation of such Collateral not so requested by the Company, shall be deemed of itself a failure to exercise reasonable care in the custody or preservation of such Collateral.

     Any notice from the Lender to the Company, if mailed, shall be deemed given five days after the date mailed, postage prepaid, addressed to the Company either at the Company's address shown on SCHEDULE I hereto or at such other address as the Company shall have specified in writing to the Lender as its address for notices hereunder.

     The Company agrees to pay all reasonable expenses, including reasonable attorneys' fees and charges (including time charges of attorneys who are employees of the Lender) paid or incurred by the Lender in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Agreement, and such obligations will themselves be Liabilities.

     No delay on the part of the Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy.

     This Security Agreement shall remain in full force and effect until all Liabilities have been paid in full and all commitments by the Lender to make loans, advances or other financial accommodations to the Company have terminated. If at any time all or any part of any payment theretofore applied by the Lender to any of the Liabilities is or must be rescinded or returned by the Lender for any reason whatsoever (including the insolvency, bankruptcy or reorganization of the Company), such Liabilities shall, for the purposes of this Agreement, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Lender, and this Agreement shall continue to be effective or be reinstated, as the case may be, as to such Liabilities, all as though such application by the Lender had not been made.

     This Agreement shall be construed in accordance with and governed by the laws of the State of New York applicable to contracts made and to be fully performed in such State, subject, however, to the applicability of the Uniform Commercial Code of any jurisdiction in which any Goods may be located at any given time. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     The rights and privileges of the Lender hereunder shall inure to the benefit of its successors and assigns.

     This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     No interest of the Lender created or arising under this Agreement shall attach to any gaming license issued by the State of Iowa.

     This Agreement may only be amended in a writing signed by both parties.

     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY INSTRUMENT, DOCUMENT OR AGREEMENT RELATED HERETO, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE LENDER'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH

COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH ON SCHEDULE I HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE LENDER AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK. THE COMPANY HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

     EACH OF THE COMPANY AND THE LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

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                                      -9-

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.


                              GAMBLERS SUPPLY MANAGEMENT COMPANY



                              By:       /s/ RORY J. REID
                                 ----------------------------------------
                                Title:      Vice President
                                      -----------------------------------




                              ISLE OF CAPRI CASINOS, INC., as Lender



                              By:       /s/ REXFORD A. YEISLEY
                                 ----------------------------------------
                                Title:      Senior Vice President and
                                            Chief Financial Officer
                                      -----------------------------------









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